Exhibit 10.2

                             EMPLOYMENT AGREEMENT
                             --------------------



         THIS AGREEMENT, dated as of the 23rd day of September, 2001, by and between F.N.B. Corporation, a Florida corporation (the "Company"), and CASS BETTINGER (the "Executive").



                              W I T N E S S E T H:
                              --------------------


         WHEREAS, the Board of Directors of the Company, recognizing the experience and knowledge of Executive in the banking industry, desires to retain the valuable services and business counsel of Executive, it being in the best interest of the Company to arrange terms of employment for Executive so as to reasonably induce Executive to accept employment with the Company for the term hereof; and

         WHEREAS, Executive is willing to provide services to the Company, in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:


                         Section 1. Term of Employment.
                                    -------------------

         (a) The term of employment of the Executive under this Agreement shall be, initially, the three year period commencing on January 1, 2002 and ending on December 31, 2004. Said term shall be subject to automatic extension by operation of the provisions of Section 1(b) hereof to a date not later than December 31, 2007 (beyond which the term of employment shall not be extended pursuant to Section 1(b) hereof).

         (b) At December 31, 2002, and December 31 of each succeeding calendar year to and including December 31, 2004, the term of employment of the Executive under this Agreement shall be automatically extended to December 31 of the third calendar year thereafter unless either party, acting under this Section 1(b), shall have elected to fix the expiration date of the Executive's term of employment hereunder. Each of the parties shall have the right, exercisable by written notice to the other, to terminate the automatic renewal and thereby fix the expiration of the term of employment under this Section 1. Notice of termination of automatic renewal having been given as aforesaid, the term of employment of the Executive under this Section 1 shall continue until December 31 of the third calendar year after the year in which such notice is so given. Said term shall not continue after December 31, 2007 whether or not such notice shall have been given in the year 2004 as aforesaid.

                       Section 2. Services to be Rendered.
                                  ------------------------

         The Company hereby agrees to employ the Executive as Executive Vice President and Chief Administrative Officer to serve at its headquarters office located in the Naples, Florida area, subject to the terms, conditions and provisions of this Agreement. The Executive hereby accepts such employment and agrees to serve without additional compensation, if elected, in any other senior executive position of the Company reasonably requested of him and as an officer and/or director of any subsidiary of the Company in accordance with Section 7 hereof. The Executive shall devote his full-time best efforts to such employment and shall apply substantially that degree of skill and diligence in rendering services to the Company and its subsidiaries under this Agreement as would be applied by a person of ordinary prudence and comparable experience under similar circumstances. In connection therewith, the Executive shall report to and be subject to the direction of the President and CEO and the Board of Directors. Notwithstanding the foregoing, the Executive may devote a reasonable amount of his time to his personal investments and business affairs (including service as a director of unaffiliated companies) and to civic and charitable activities; provided, however, the Executive shall not accept any position as a director of any unaffiliated for-profit business organization without advance approval of the Company's Board of Directors (which approval shall not be unreasonably withheld).

The Company understands that Executive has ownership in the following three companies: Kaizen Dynamics, Inc. D/B/A Cass Bettinger & Associates; Corporate Culture Dynamics, Inc.; and Bank CEO Network, and agrees that Executive will be permitted to maintain that ownership. The Company expects that Executive will conduct business with these companies in an appropriate manner which does not jeopardize Executive=s integrity or that of the Company and does not conflict with the Executive's fill-time best efforts as contemplated.

                            Section 3. Compensation.
                                       -------------

         In consideration for services rendered to the Company under this Agreement (but excluding any directors' fees payable to the Executive), the Company shall pay and provide to the Executive the following compensation and benefits.

         (a) Salary. The Company shall pay the Executive a minimum base salary at the rate of $325,000 per year during the term hereof, to be paid in accordance with the Company's normal payroll practice, with such minimum base salary to be adjusted from time to time to reflect (i) such merit increases as the Board of Directors of the Company may determine are appropriate and (ii) annual cost of living increases commensurate with those given other key executive officers of F.N.B. Corporation. The stated minimum base salary, as the same may be adjusted, shall be and remain in effect during the term of employment established by Section 1(a) as the same may be extended pursuant to
Section 1(b) hereof.

         (b) Working Facilities. The Executive shall have such assistants, perquisites, facilities and services as are suitable to his position and appropriate for the performance of his duties, including a membership at a country club approved by the CEO (including dues, assessments and initiation fees).

         (c) Expenses. The Executive may incur reasonable expenses for promoting the business of the Company, including expenses for entertainment, travel, and similar items. The Executive will be reimbursed for all such expenses upon the Executive's periodic presentation of an itemized account of such expenditures.

         (d) Vacations. The Executive shall be entitled each year to eight (8) weeks vacation, during which time Executive's compensation shall be paid in full.

         (e) Executive Incentive Compensation Plan. Each year in which the Company meets or exceeds its performance plan, Executive shall be entitled to receive a cash bonus of approximately 50% of Executive's current minimum annual base salary. The precise amount of such bonus shall be determined by the Compensation Committee of the Board of Directors of the Company.

         (f) Additional Benefits. As additional consideration paid to Executive, the Executive shall be provided with health, dental, long term disability, hospitalization, life insurance and 401(k) F.N.B. Salary Savings Plan, as amended from time to time. In addition, the Company will purchase or lease an appropriate luxury vehicle agreeable to the Executive for the Executive=s use in business and personal travel. The Company will secure appropriate liability insurance on the vehicle and pay all normal and reasonable operating expenses associated with the use of the vehicle.

The Executive will report personal use of the vehicle each year in compliance with Internal Revenue Service requirements and will be liable for personal use costs.

         (g) Additional Compensation. The Executive and the Company acknowledge that this agreement is being entered into as an inducement for Executive to leave his current employer; the Company hereby grants Executive a one time cash signing bonus of $100,000 payable on January 2, 2002. In addition, Executive will receive an option to purchase 25,000 shares of stock when approved by the Compensation Committee at its January 2002 meeting.

         (h) Non-qualified Pension. Executive may become entitled to a nonqualified pension. The pension shall be calculated as 3.00% multiplied by Executive's length of service with Company (calculated in years and completed months, expressed to two decimal points, e.g., six years and four months shall equal 6.33) multiplied by Executive's "Average Monthly Compensation", where Average Monthly Compensation is as defined in Company's Basic Retirement Plan ("BRP"). Such pension shall commence immediately upon the first of the month coincident with or next following the later of retirement or the attainment of age 65. It shall be paid in the form of a single life annuity, or an actuarially equivalent optional form of payment (such as a 50% or 100% joint- and-survivor annuity), with available options and the definition of actuarial equivalence the same as those specified in the BRP for a similarly situated executive.

         If retirement precedes the attainment of age 62, then no benefits shall be payable under this section. If retirement precedes age 65, and Executive elects to commence benefits at an age that is prior to age 65 (a "commencement age"), then the amount of every payment made under this section shall be reduced by 0.8% for each month by which the commencement age is less than age 65.

         No benefits shall be payable under this section if Executive dies prior to retirement. If Executive is disabled prior to retirement, any period of disability will not count as service for this section, and the benefits specified in this section will not be payable until retirement, and will only be provided if retirement occurs after completion of an amount of service that exceeds the amount that would have been rendered if there were no disability between Executive's date of hire and his attainment of age 62.

                           Section 4. Confidentiality.
                                      ----------------

         For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of the Company or its subsidiaries that has not previously been publicly released and shall include (but shall not be limited to) Company information encompassed in all marketing and business plans, financial information, costs, pricing information, and all methods, concepts, or ideas related to the business of the Company or its subsidiaries and not in the public domain.

         The Executive agrees to regard and preserve as confidential all proprietary information that has been or may be developed or obtained by the Executive in the course of his employment with the Company and its subsidiaries, whether he has such information in his memory or in writing or other physical form. The Executive shall not, without written authorization from the Company to do so, use for his benefit or purposes, nor disclose to others, either during the term of his employment hereunder or thereafter, except as required by the conditions of his employment hereunder, any proprietary information connected with the business or development of the Company or its subsidiaries. This prohibition shall not apply after the proprietary information has been disclosed to the public.

                   Section 5. Removal of Documents or Objects.
                              --------------------------------

         The Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or any of its subsidiaries or affiliates, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any proprietary information. The Executive recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the Company.

                          Section 6. Injunctive Relief.
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         It is understood and agreed by and among the parties hereto that the services to be rendered by the Executive hereunder are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated in damages, and additionally that a breach by the Executive of the covenants set out in Sections 4, 5 and 11 of this Agreement will cause the Company great and irreparable injury and damage. The Executive hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of Sections 4, 5 and 11 of this Agreement by the Executive. This provision shall not, however, be construed as a waiver of any of the remedies which the Company may have for damages or otherwise.

                            Section 7. Subsidiaries.
                                       -------------

         It is understood and agreed by the parties hereto that, at the election and direction of the Company's Board of Directors and without modification of the terms and provisions hereof, the Executive shall also serve as an executive officer of any one or more subsidiaries of the Company and, when and as so determined by the Board and any such subsidiary, the rights, duties and obligations of the Company expressed and implied in this Agreement shall inure to the benefit of and bind any subsidiary with the same force and effect as would obtain if the subsidiary were a party hereto jointly and severally with the Company.

                         Section 8. Death or Disability.
                                    --------------------

         In the event of Executive's death, the Company shall pay to Executive's designated beneficiary, or, if Executive has failed to designate a beneficiary, to his estate, an amount equal to the Executive's minimum annual base salary pursuant to Section 3 hereof. Payment shall be made in twelve equal installments. Such compensation shall be in lieu of any other benefits provided hereunder, except that (i) in the event of a change in control of the Company as defined herein, Executive's designated beneficiary or his estate, as the case may be, shall be entitled to the benefits of Section 10(b) hereof, and (ii) any benefit payable pursuant to Section 3 shall be prorated and made available to Executive in respect of any period prior to his death. The Company may maintain insurance on its behalf to satisfy in whole or in part the obligations of the
Section 8.

         In the event of Executive's disability, as hereinafter defined, the Company shall pay to Executive an amount equal to the difference, if any, between Executive's minimum annual base salary pursuant to Section 3 hereof and any payments which Executive is entitled to receive under the long-term disability insurance policy which the Company presently maintains for the benefit of Executive. Payments by the Company hereunder, if any, shall be made in equal installments as provided in Section 3 throughout what would otherwise be the remaining term of employment hereunder.

         Executive shall be entitled to the disability benefits provided by this
Section if, by reason of physical or mental impairment, he is incapable of performing his duties hereunder. Any dispute regarding the existence, the extent or the continuance of Executive's disability shall be resolved by the determination of a duly licensed and practicing physician selected by and mutually agreeable to the Board of Directors of the Bank and Executive; provided, however, if Executive officially establishes his eligibility to receive Social Security Disability benefits or is deemed disabled under the terms and conditions of the disability insurance policy carried on the Executive by the Company, he shall be deemed to be disabled as provided herein without further proof. Executive shall make himself available for and submit to such examinations by said physician as may be directed from time to time by the physician. Failure to submit to any such examination shall constitute a material breach of this Agreement.

                             Section 9. Termination.
                                        ------------

         (a) Proper Cause. The occurrence of any of the following events or circumstances shall constitute "proper cause" for termination, at the election of the Board of Directors of the Company, of the term of employment of the Executive under this Agreement, to wit:

                  (i) the Executive shall voluntarily resign as a director, officer or employee of the Company or any significant subsidiary without approval of the Board of Directors of the Company for reasons other than a breach of this Agreement in any material respect by the Company which has not been cured within 30 calendar days after the Company's receipt of written notice of such breach from the Executive;

                  (ii) the perpetration of defalcations by the Executive involving the Company or any of its affiliates, as established by certified public accountants employed by the Company, or willful, reckless or grossly negligent conduct of the Executive entailing a substantial violation of any material provision of the laws, rules, regulations or orders of any governmental agency applicable to the Company or its subsidiaries;

                  (iii) the repeated and deliberate failure by the Executive, after advance written notice to him, to comply with reasonable policies or directives of the Board of Directors;

                  (iv) the Executive shall breach this Agreement in any other material respect and fails to cure such breach within 30 calendar days after the Executive receives written notice of such breach from the Company; or

                  (v) receipt by the Company of written notice from the Federal Reserve Bank that it has criticized Executive's performance and has either (a) rated the Bank a "4" or a "5" under the Uniform Financial Institution Rating System or (b) has determined that the Bank is in a "troubled condition" as defined under Section 914 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989; provided, however the inability of the Executive to achieve favorable results of operations for reasons essentially unrelated to the events or circumstances described in paragraph (a)i, (a)ii, (a)iii, (a)iv and
(a)v hereof shall not be deemed to constitute proper cause for termination hereunder.

         In the event that the Company discharges Executive alleging "cause" under this Section 9(a) and it is subsequently determined judicially that the termination was "without cause," then such discharge shall be deemed a discharge without cause subject to the provisions of Section 9(b) hereof. In the event that the Company discharges Executive alleging "cause" under this Section 9(a), such notice of discharge shall be accompanied by a written description of the circumstances alleging such "cause." The termination of Executive for "cause" shall not entitle the Company to enforcement of the non-competition and non-solicitation covenants contained in Section 11 hereof.

         (b) Without Cause. The Company may, upon sixty (60) days' written notice to Executive, terminate this Agreement without cause at any time during the term of this Agreement upon the condition that Executive shall be entitled, as liquidated damages in lieu of all other claims, to the same severance payments as provided in Section 10 hereof; provided that for purposes of Section 10(a), the fair market value of Common Stock shall be determined as of the date of notice of termination of this Agreement given by the Company to Executive. The severance payments provided for in this Section 9(b) shall commence not later than thirty (30) days after the actual date of termination of employment of Executive.

                  Section 10. Change in Control of the Company.
                              ---------------------------------

         (a) In the event of a "change in control" of the Company, as defined herein, Executive shall be entitled, for a period of thirty (30) days from the date of closing of the transaction effecting such change in control and at his election, to give written notice to the Company of termination of this Agreement and to receive a cash payment equal to two hundred ninety nine percent (299%) times the compensation, including bonus, received by the Executive in the one-year period immediately preceding the change in control. The severance payments provided for in this Section 10(a) shall be paid in three installments as follows: an amount equal to one-third (1/3) of the Initial Present Value shall be paid on the effective date of the termination of his employment hereunder; an additional amount equal to one-third of the Initial Present Value shall be paid on the last day of the sixth month following such effective date; and a final amount equal to one-third of the Initial Present Value shall be paid on the last day of the twelfth month following such effective date.

         (b) The payments provided for by Section 10(a) shall be payable to the Executive only to the extent that such payments are deductible by the Bank and are not rendered non-deductible by Section 280G of the Internal Revenue Code of 1986, as amended.

         (c) For purposes of this Section 10, "change in control" of the Company shall mean:

                  (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition or beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of Common Stock of the Company;

                  (ii) the sale of all or substantially all of the assets of the Company; or

                  (iii)  the liquidation of the Company.

         (d) Section 10 will become non-enforceable and will terminate on December 31, 2004.

                Section 11. Non-Competition and Non-Solicitation.
                            -------------------------------------

         (a) Executive acknowledges that he has performed services or will perform services hereunder which directly affect the Company's business. Accordingly, the parties deem it necessary to enter into the protective agreement set forth below, the terms and condition of which have been negotiated by and between the parties hereto.

         (b) In the event of termination of employment under this Agreement by action of Executive prior to the expiration of the term of this Agreement, Executive agrees with the Company that through the actual date of termination of the Agreement, and for a period of two (2) years after such termination date:

                  (i) Executive shall not, without the prior written consent of the Company in any county in which the Company or any of its subsidiaries operates, serve as an employee, consultant or advisor of any bank, bank holding company or other financial institution; and

                  (ii) Executive shall not employ or attempt to employ or assist in employing any present employee of the Company or any of its subsidiaries (whether or not such employment is full time or is pursuant to a written contract), for the purpose of having such employee perform services for any bank or other business or organization in competition with the business of the Company and any of its subsidiaries as such exists on the termination date of Executive's employment hereunder.

         (c) The covenants of Executive set forth in this Section 11 are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by Executive, and have also been made by Executive to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be availed of or relied upon by the Company in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorney's fees) suffered by the Company arising out of any breach of the aforesaid covenants by Executive. The covenants of Executive set forth in this Section 11 are cumulative to each other and to all other covenants of

Executive in favor of the Company contained in this agreement and shall survive the termination of this Agreement for the purposes intended. Should any covenant, term or condition contained in this Section 11 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties may request that such court judicially modify such unenforceable provision consistent with the intent of this Section 11 so that it shall be enforceable as modified, and in any event the invalidity of any provision of this Section 11 shall not affect the validity of any other provision in this Section 11 or elsewhere in this Agreement.

                          Section 12. Waiver of Breach.
                                      -----------------

         The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

                      Section 13. Governmental Regulation.
                                  ------------------------

         In the event that any payment, coverage or benefit provided under this Agreement would, in the opinion of counsel for the Company, not be deemed to be deductible in whole or in part in the calculation of the Federal income tax of the Company, or any other person making such payment or providing such coverage or benefit, by reason of Section 280G of the Code, the aggregate payments, coverages or benefits provided hereunder shall be reduced to the "safe harbour" level under Section 280G so that no portion of such amount which is paid to the Executive is not deductible by reason of Section 280G of the Code.

         Furthermore, the Company shall hold such portions not paid to the Executive in escrow pending a final determination of whether such amounts would be deductible if paid to the Executive and the Company shall use its best efforts to seek a ruling from the Internal Revenue Service that any portion of such payments, coverages or benefits not paid to the Executive pursuant to this
Section 13 would continue to be deductible if paid to the Executive and the Company shall pay to the Executive any portion of such amounts for which such a ruling is received. In the event the IRS will not rule on such matter, the Company shall pay to the Executive such amounts maintained in escrow pursuant to this Section 13 as shall be determined at some point in time by a counsel, selected by the Company and the Executive, is likely to be deductible if paid to the Executive or shall be forfeited by the Executive in the event of a final determination by the IRS that such amounts are not deductible. For purposes of this Section, the value of any non-cash benefit or coverage or any deferred or contingent payment or benefit shall be determined by the independent auditors of the Company in accordance with the principles of Section 280G of the Code.

                            Section 14. Arbitration.
                                        ------------

         Any dispute or controversy as to the validity, interpretation, construction, application or enforcement of, or otherwise arising under or in connection with this Agreement, shall be submitted at the request of either party hereto for resolution and settlement through arbitration in Tampa, Florida in accordance with the rules then prevailing of the American Arbitration Association. Any award rendered therein shall be final and binding on each of the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment may be entered thereon in any court having jurisdiction. The foregoing provisions of this Section 14 shall not be deemed to limit the rights and remedies reserved to the Company under and pursuant to Section 6 hereof.

                              Section 15. Notices.
                                          --------

         All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

         (a)      To the Company:        F.N.B. Corporation
                                         2150 Goodlette Road North
                                         Box 502
                                         Naples, FL  34102

         (b)      To the Executive:      Mr. Cass Bettinger
                                         1350 Perrys Hollow Drive
                                         Salt Lake City, UT 84103

or to such other place as either party shall have specified by notice in writing to the other. A copy of any notice or other communication given under this Agreement shall also be sent to the Board of Directors of the Company at the then principal Florida office of the Company.

                      Section 16. Successors, Assigns, Etc.
                                  -------------------------

         This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assigns, heirs, legal representatives and beneficiaries.

         Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 16 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

         Nothing in this agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company", as used herein, shall mean such other corporation and this Agreement shall continue in full force and effect.

                           Section 17. Governing Law.
                                       --------------

         This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

                            Section 18. Divisibility.
                                        -------------

         Should a court or arbitrator declare any provision hereof to be invalid, such declaration shall not affect the validity of the Agreement as a whole or any part thereof, other than the specific portion declared to be invalid.

                              Section 19. Headings.
                                          ---------

         The headings to the Sections and paragraphs hereof are placed herein for convenience of reference only and in case of any conflict the text of this Agreement, rather than the headings, shall control.

                    Section 20. Entire Agreement; Amendment.
                                ----------------------------

         This Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements, arrangements and understandings relating to the subject matter and may only be amended by a written agreement signed by both parties hereto or their duly authorized representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




Witness:
                                       Executive:

/s/Connie Bettinger                    /s/Cass Bettinger
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Attest:
                                       F.N.B. Corporation
/s/James L. Goehler
-----------------------------          By:  /s/Gary L. Tice
Secretary                                   -------------------------
(SEAL)                                      Gary L. Tice
                                            President and CEO